Credit Suisse Trust - International Equity Flex III Portfolio
SUB-ITEM 77C: Submission of Matters to a Vote of Securityholders

At the special meeting held on July 24, 2009, shareholders of the Portfolio were asked to approve a new Investment Advisory
Agreement. The Investment Advisory Agreement was approved by shareholders and the shareholder vote was as follows:

For 8,322,868
Against 456,100
Abstain 629,400


Credit Suisse Trust - U.S. Equity Flex II Portfolio
SUB-ITEM 77C: Submission of matters to a vote of security holders

At the special meeting held on August 21, 2009, shareholders of the Portfolio were asked to approve the Agreement and Plan of Reorganization, dated July 24, 2009 (the "Plan"), pursuant to which Credit Suisse Trust - U.S. Equity Flex I Portfolio would acquire all or substantially all of the assets and liabilities of the Portfolio. The Plan was approved by shareholders and the shareholder vote was as follows:

FOR 1,075,696 shares
AGAINST 0 shares
ABSTAIN 9,657 shares


Credit Suisse Trust - International Equity Flex II Portfolio
SUB-ITEM 77C: Submission of matters to a vote of security holders
Y

At the special meeting held on November 12, 2009, shareholders of the Portfolio were asked to approve the Agreement and Plan of Reorganization, dated October 8, 2009 (the "Plan"), pursuant to which Credit Suisse Trust - International Equity Flex III Portfolio would acquire all or substantially all of the assets and liabilities of the Portfolio. The Plan was approved by shareholders and the shareholder vote was as follows:

FOR 3,471,619 shares
AGAINST 219,378 shares
ABSTAIN 267,306 shares


Credit Suisse Trust - International Equity Flex I Portfolio SUB-ITEM 77C: Submission of matters to a vote of security holders
Y
At the special meeting held on November 12, 2009, shareholders of the Portfolio were asked to approve the Agreement and Plan of Reorganization, dated October 8, 2009 (the "Plan"), pursuant to which Credit Suisse Trust - International Equity Flex III Portfolio would acquire all or substantially all of the assets and liabilities of the Portfolio. The Plan was approved by shareholders and the shareholder vote was as follows:

FOR 1,833,182 shares
AGAINST 68,499 shares
ABSTAIN 137,671 shares



Credit Suisse Trust - U.S. Equity Flex IV Portfolio
SUB-ITEM 77C: Submission of matters to a vote of security holders
Y

At the special meeting held on September 11, 2009, shareholders of the Portfolio were asked to approve the Agreement and Plan of Reorganization, dated July 24, 2009 (the "Plan"), pursuant to which Credit Suisse Trust - U.S. Equity Flex I Portfolio would acquire all or substantially all of the assets and liabilities of the Portfolio. The Plan was approved by shareholders and the shareholder vote was as follows:

FOR 416,376 shares
AGAINST 8,336 shares
ABSTAIN 116,641 shares



Credit Suisse Trust - U.S. Equity Flex III Portfolio
SUB-ITEM 77C: Submission of matters to a vote of security holders
Y
At the special meeting held on August 21, 2009, shareholders of the Portfolio were asked to approve the Agreement and Plan of Reorganization, dated July 24, 2009 (the "Plan"), pursuant to which Credit Suisse Trust - U.S. Equity Flex I Portfolio would acquire all or substantially all of the assets and liabilities of the Portfolio. The Plan was approved by shareholders and the shareholder vote was as follows:

FOR 1,104,694 shares
AGAINST 688 shares
ABSTAIN 90,065 shares